                                                     E X E C U T I O N   C O P Y

                     TWENTIETH AMENDMENT TO CREDIT AGREEMENT

                  THIS TWENTIETH AMENDMENT TO CREDIT AGREEMENT (this
"Amendment"), dated as of January 26, 2001 is by and between KAISER ALUMINUM &
CHEMICAL CORPORATION, a Delaware corporation (the "Company"), KAISER ALUMINUM
CORPORATION, a Delaware corporation (the "Parent Guarantor"), the various financial institutions that are or may from time to time become parties to the
Credit Agreement referred to below (collectively, the "Lenders" and, individually, a "Lender"), and Bank of America, N.A. (successor to BankAmerica
Business Credit, Inc., a Delaware corporation), as agent (in such capacity, together with its successors and assigns in such capacity, the "Agent") for the
Lenders. Capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Credit Agreement, as amended hereby.

                              W I T N E S S E T H:

                  WHEREAS, the Company, the Parent Guarantor, the Lenders and
the Agent are parties to the Credit Agreement, dated as of February 15, 1994, as amended by the First Amendment to Credit Agreement, dated as of July 21, 1994, the Second Amendment to Credit Agreement, dated as of March 10, 1995, the Third
Amendment to Credit Agreement and Acknowledgement, dated as of July 20, 1995, the Fourth Amendment to Credit Agreement, dated as of October 17, 1995, the
Fifth Amendment to Credit Agreement, dated as of December 11, 1995, the Sixth
Amendment to Credit Agreement, dated as of October 1, 1996, the Seventh
Amendment to Credit Agreement, dated as of December 17, 1996, the Eighth
Amendment to Credit Agreement, dated as of February 24, 1997, the Ninth
Amendment to Credit Agreement and Acknowledgment, dated as of April 21, 1997, the Tenth Amendment to Credit Agreement and Assignment, dated as of June 25,
1997, the Eleventh Amendment to Credit Agreement and Limited Waivers, dated as of October 20, 1997, the Twelfth Amendment to Credit Agreement, dated as of
January 13, 1998, the Thirteenth Amendment to Credit Agreement, dated as of July
20, 1998, the Fourteenth Amendment to Credit Agreement, dated as of December 11,
1998, the Fifteenth Amendment to Credit Agreement, dated as of February 23,
1999, the Sixteenth Amendment to Credit Agreement, dated as of March 26, 1999, the Seventeenth Amendment to Credit Agreement, dated as of September 24, 1999, the Eighteenth Amendment to Credit Agreement, dated as of February 11, 2000, and the Nineteenth Amendment to Credit Agreement and Limited Waiver, dated as of
December 27, 2000 (the "Credit Agreement"); and

                  WHEREAS, the parties hereto have agreed to amend the Credit
Agreement as herein provided;

                  NOW, THEREFORE, the parties hereto agree as follows:

Section 1.   Amendments to Credit Agreement.

1.1      Amendments to Article IX: Covenants

                           A. Section 9.2.5 of the Credit Agreement is hereby
         amended by (i) deleting the word "and" at the end of clause (u)
         thereof, (ii) deleting the period at the end of clause (v) thereof and substituting "; and" therefor, and (iii) adding the following as new clause (w) thereof:

                  "(w) Investments by a Subsidiary of the Company in the Company
         as a result of any purchase by such Subsidiary of Senior Notes permitted under Section 9.2.6(b)(iv)."

                           B. Section 9.2.6(b)(iv) of the Credit Agreement is
         hereby amended to read in its entirety as follows:

                           "(iv) redeem, purchase, or defease any Subordinated
                  Debt, any New Subordinated Debt, any Senior Debt, any New
                  Senior Debt, any Additional New Senior Debt, the PIK Note or
                  any Equity Proceeds Note; provided, however, that,
                  notwithstanding the provisions of Section 9.2.6(b)(ii), the
                  Company and its Subsidiaries may, at the Company's discretion, purchase, redeem or defease Senior Notes from time to time during the period from January 26, 2001 through December 31,
                  2001; provided that (A) the Company and its Subsidiaries may not purchase, redeem or defease any Senior Note for a price greater than its principal amount plus the accrued interest thereon to the date of purchase, redemption or defeasance; (B)
                  the aggregate amount paid by the Company and its Subsidiaries during such period as the price for all such purchases,
                  redemptions and defeasances of Senior Notes may not exceed
                  $50,000,000 (exclusive of accrued interest payable on the
                  aggregate principal amount of any such Senior Notes purchased, redeemed or defeased); (C) Senior Notes that are acquired by the Company or its Subsidiaries may, at the Company's
                  election, either be retired and cancelled, or pledged to the
                  Agent as part of the Collateral; (D) the Company and its
                  Subsidiaries may not transfer Senior Notes purchased, redeemed or defeased pursuant to this Section 9.2.6(b)(iv), except that the Company's Subsidiaries may transfer Senior Notes to the
                  Company, and the Company and its Subsidiaries may pledge
                  Senior Notes to the Agent as part of the Collateral; and (E)
                  within five Business Days after the end of any month in which
                  Senior Notes are purchased, redeemed or defeased pursuant to this proviso, the Company shall pay to the Agent for the pro rata account of the Lenders a fee in the amount of 0.50%
                  multiplied by the aggregate amount (exclusive of accrued
                  interest) paid by the Company and its Subsidiaries as the
                  price for the purchase, redemption or defeasance of Senior
                  Notes during such month pursuant to this proviso."

                  C. Section 9.2.13(d) of the Credit Agreement is hereby amended by adding the following at the end thereof:

                           "other than any such offer made in connection with a
                  purchase (or proposed purchase), redemption or defeasance of
                  Senior Notes permitted pursuant to Section 9.2.6(b)(iv)"

1.2     Amendments to Article X:  Events of Default

                  Section 10.1.11 of the Credit Agreement is hereby amended by adding the following at the end thereof:

                           "other than any such offer, redemption, repurchase or
                  defeasance made in connection with a purchase (or proposed purchase), redemption or defeasance of Senior Notes permitted pursuant to Section 9.2.6(b)(iv)"

Section 2. Conditions to Effectiveness

                  This Amendment shall become effective as of the date hereof only when the following conditions shall have been satisfied and notice thereof shall have been given by the Agent to the Parent Guarantor, the Company and each
Lender (the date of satisfaction of such conditions and the giving of such notice being referred to herein as the "Twentieth Amendment Effective Date"):

         A. The Agent shall have received for each Lender counterparts hereof duly executed on behalf of the Parent Guarantor, the Company, the Agent and the
Required Lenders (or notice of the approval of this Amendment by the Required
Lenders satisfactory to the Agent shall have been received by the Agent).

         B.   The Agent shall have received:

                  (1) Resolutions of the Board of Directors or of the Executive
         Committee of the Board of Directors of the Company and the Parent
         Guarantor approving and authorizing the execution, delivery and performance of this Amendment, certified by their respective corporate secretaries or assistant secretaries as being in full force and effect without modification or amendment as of the date of execution hereof by the Company or the Parent Guarantor, as the case may be;

                  (2) A signature and incumbency certificate of the
         officers of the Company and the Parent Guarantor executing this
         Amendment;

                  (3) For each Lender, an opinion, addressed to the Agent and each Lender, from Kramer Levin Naftalis & Frankel LLP, in form and substance satisfactory to the Agent; and

                  (4) Such other information, approvals, opinions, documents or instruments as the Agent may reasonably request.

Section 3.    Company's Representations and Warranties.

                  In order to induce the Lenders and the Agent to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, the Parent Guarantor and the Company represent and warrant to each Lender and the Agent that, as of the Twentieth Amendment Effective Date, after giving effect to the effectiveness of this Amendment, the following statements are true and correct in all material respects:

         A. Authorization of Agreements. The execution and delivery of this
Amendment by the Company and the Parent Guarantor and the performance of the
Credit Agreement as amended by this Amendment (the "Amended Agreement") by the
Company and the Parent Guarantor are within such Obligor's corporate powers and have been duly authorized by all necessary corporate action on the part of the
Company and the Parent Guarantor, as the case may be.

         B. No Conflict.  The execution and delivery by the Company and the
Parent Guarantor of this Amendment and the performance by the Company and the
Parent Guarantor of the Amended Agreement do not:

                  (1) contravene such Obligor's Organic Documents;

                  (2) contravene the Senior Indenture, the New Senior Indenture, the Additional New Senior Indenture, or the Subordinated Indenture or
         contravene any other contractual restriction where such a contravention has a reasonable possibility of having a Materially Adverse Effect or contravene any law or governmental regulation or court decree or order binding on or affecting such Obligor or any of its Subsidiaries; or

                  (3) result in, or require the creation or imposition of, any
         Lien on any of such Obligor's properties or any of the properties of any Subsidiary of such Obligor, other than pursuant to the Loan
         Documents.

         C. Binding Obligation. This Amendment has been duly executed and delivered by the Company and the Parent Guarantor and this Amendment and the
Amended Agreement constitute the legal, valid and binding obligations of the
Company and the Parent Guarantor, enforceable against the Company and the Parent
Guarantor in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally and by general principles of equity.

         D. Governmental Approval, Regulation, etc.  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required for the due execution, delivery or performance of this Amendment by the Company or the
Parent Guarantor.

         E.   Incorporation of Representations and Warranties from Credit
Agreement.  Each of the statements set forth in Section 7.2.1 of the Credit
Agreement is true and correct.

Section 4.   Acknowledgement and Consent.

                  The Company is a party to the Company Collateral Documents, in each case as amended through the date hereof, pursuant to which the Company has created Liens in favor of the Agent on certain Collateral to secure the
Obligations. The Parent Guarantor is a party to the Parent Collateral Documents, in each case as amended through the date hereof, pursuant to which the Parent
Guarantor has created Liens in favor of the Agent on certain Collateral and pledged certain Collateral to the Agent to secure the Obligations of the Parent
Guarantor. Certain Subsidiaries of the Company are parties to the Subsidiary
Guaranty and/or one or more of the Subsidiary Collateral Documents, in each case as amended through the date hereof, pursuant to which such Subsidiaries have (i)
guarantied the Obligations and/or (ii) created Liens in favor of the Agent on certain Collateral. The Company, the Parent Guarantor and such Subsidiaries are collectively referred to herein as the "Credit Support Parties", and the
Company Collateral Documents, the Parent Collateral Documents, the Subsidiary
Guaranty and the Subsidiary Collateral Documents are collectively referred to herein as the "Credit Support Documents".

                  Each Credit Support Party hereby acknowledges that it has
reviewed the terms and provisions of the Credit Agreement as amended by this
Amendment and consents to the amendment of the Credit Agreement effected as of the date hereof pursuant to this Amendment.

                  Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, the payment and performance of all obligations guaranteed or secured thereby, as the case may be.

                  Each Credit Support Party (other than the Company and the
Parent Guarantor) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support
Party is not required by the terms of the Credit Agreement or any other Loan
Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit
Support Party to any future amendments to the Credit Agreement.

Section 5.   Miscellaneous.

         A.   Reference to and Effect on the Credit Agreement and the Other
Loan Documents.

                  (1)      On and after the Twentieth Amendment Effective Date,
         each reference in the Credit Agreement to "this Agreement",
         "hereunder," "hereof," "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement," "thereunder," "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the
         Amended Agreement.

                  (2) Except as specifically amended by this Amendment, the
         Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

         B.   Applicable Law.  THIS AMENDMENT SHALL BE DEEMED TO BE A
CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE
STATE OF NEW YORK, WITHOUT GIVING EFFECT TO SUCH LAWS RELATING TO
CONFLICTS OF LAWS.

         C.   Headings.  The various headings of this Amendment are inserted for convenience and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

         D.   Counterparts.  This Amendment may be executed by the parties hereto in several counterparts and by the different parties on separate counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         E.   Severability.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provisions in any other jurisdiction.

                  IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the day and year first above written.

KAISER ALUMINUM CORPORATION                          KAISER ALUMINUM & CHEMICAL
                                                     CORPORATION
By:  /S/ David A. Cheadle                            By:   /S/ David A. Cheadle
Name Printed:  David A. Cheadle                      Name Printed:  David A. Cheadle
Its:  Assistant Treasurer                            Its:  Assistant Treasurer

BANK OF AMERICA, N.A. (successor to                  BANK OF AMERICA, N.A. (successor to
BankAmerica Business Credit, Inc.), as Agent         BankAmerica Business Credit, Inc.)

By:  /S/ Michael J. Jasaitis                         By:  /S/ Michael J. Jasaitis
Name: Michael J. Jasaitis                            Name: Michael J. Jasaitis
Its: Vice President                                  Its: Vice President

THE CIT GROUP/BUSINESS                               HELLER FINANCIAL, INC.
CREDIT, INC.

By:  /S/ Grant Weiss                                 By:  /S/ Richard J. Holston
Name Printed:  Grant Weiss                           Name Printed:  Richard J. Holston
Its:  AVP                                            Its:  Assistant Vice President

CONGRESS FINANCIAL CORPORATION                       TRANSAMERICA BUSINESS CREDIT
(WESTERN)                                            CORPORATION

By: /S/ Gary D. Cassianni                            By:  /S/ Ari D. Kaplan
Name Printed:  Gary D. Cassianni                     Name Printed:  Ari D. Kaplan
Its:   Vice President                                Its:  Vice President

LA SALLE BANK NATIONAL                               ABN AMRO BANK N.V.
ASSOCIATION (formerly known as
La Salle National Bank)                              By:  /S/ Jeffrey Dodd
                                                     Name Printed:  Jeffrey Dodd
                                                     Its:  Group Vice President
By:  /S/ Douglas C. Colletti
Name Printed:  Douglas C. Colletti                   By:  /S/ L. David Wright
Its:  1st VP                                         Name Printed: L. David Wright
                                                     Its:  Group Vice President

ACKNOWLEDGED AND AGREED TO:
AKRON HOLDING CORPORATION                            KAISER ALUMINUM & CHEMICAL
                                                     INVESTMENT, INC.

By:  /S/ David A. Cheadle                            By:  /S/ David A. Cheadle
Name Printed:  David A. Cheadle                      Name Printed:  David A. Cheadle
Its:  Assistant Treasurer                            Its:  Assistant Treasurer

KAISER ALUMINUM PROPERTIES,                          KAISER ALUMINUM TECHNICAL
INC.                                                 SERVICES, INC.

By:  /S/ David A. Cheadle                            By:  /S/ David A. Cheadle
Name Printed:  David A. Cheadle                      Name Printed:  David A. Cheadle
Its:  Assistant Treasurer                            Its:  Assistant Treasurer

OXNARD FORGE DIE COMPANY, INC.                       KAISER ALUMINIUM
                                                     INTERNATIONAL, INC.

By:  /S/ David A. Cheadle                            By:  /S/ David A. Cheadle
Name Printed:  David A. Cheadle                      Name Printed:  David A. Cheadle
Its:  Assistant Treasurer                            Its:  Assistant Treasurer

KAISER ALUMINA AUSTRALIA                             KAISER FINANCE CORPORATION
CORPORATION

By:  /S/ David A. Cheadle                            By:  /S/ David A. Cheadle
Name Printed:  David A. Cheadle                      Name Printed:  David A. Cheadle
Its:  Assistant Treasurer                            Its:  Assistant Treasurer

ALPART JAMAICA INC.                                  KAISER JAMAICA CORPORATION

By:  /S/ David A. Cheadle                            By:  /S/ David A. Cheadle
Name Printed:  David A. Cheadle                      Name Printed:  David A. Cheadle
Its:  Assistant Treasurer                            Its:  Assistant Treasurer

KAISER BAUXITE COMPANY                               KAISER EXPORT COMPANY

By:  /S/ David A. Cheadle                            By:  /S/ David A. Cheadle
Name Printed:  David A. Cheadle                      Name Printed:  David A. Cheadle
Its:  Assistant Treasurer                            Its:  Assistant Treasurer

KAISER MICROMILL HOLDINGS, LLC                       KAISER SIERRA MICROMILLS, LLC

By:  /S/ David A. Cheadle                            By:  /S/ David A. Cheadle
Name Printed:  David A. Cheadle                      Name Printed: David A. Cheadle
Its:  Assistant Treasurer                            Its: Assistant Treasurer

KAISER TEXAS SIERRA MICROMILLS,                      KAISER TEXAS MICROMILL
LLC                                                  HOLDINGS, LLC

By:  /S/ David A. Cheadle                            By:  /S/ David A. Cheadle
Name Printed:  David A. Cheadle                      Name Printed:  David A. Cheadle
Its:  Assistant Treasurer                            Its:  Assistant Treasurer

KAISER BELLWOOD CORPORATION
By:  /S/ David A. Cheadle
Name Printed:  David A. Cheadle
Its:  Assistant Treasurer